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                                                                    EXHIBIT 11.1



                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (Dollars and common shares in thousands)



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
                                                             Nine Months Ended   Nine Months Ended
                                                               March 31, 2002      March 31, 2001
                                                             -----------------   -----------------
BASIC:

Weighted average number of common shares outstanding                     8,129               8,087
                                                             =================   =================

Net income allocable to common shareholders                  $           6,029   $           3,546
                                                             =================   =================

Net income per common share -- basic                         $            0.74   $            0.43
                                                             =================   =================

DILUTED:

Weighted average number of common shares outstanding                     8,129               8,087
Weighted average common stock equivalents -
  Dilutive options                                                         509                 499
                                                             -----------------   -----------------

Weighted average number of common shares outstanding                     8,638               8,586
                                                             =================   =================

Net income allocable to common shareholders                  $           6,029   $           3,546
                                                             =================   =================

Net income per common share -- diluted                       $            0.70   $            0.41
                                                             =================   =================
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